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                                                                      EXHIBIT 99

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                              OF McGRAW-HILL, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

            ---------------------------------------------------------




It is hereby certified that:

         (1) The name of the Corporation is McGRAW-HILL, INC. The name under which the Corporation was formed was McGraw-Hill Publishing Company, Inc. which name was changed to McGraw-Hill, Inc. on January 2, 1964.


         (2) The Certificate of Incorporation of the Corporation was filed by the Department of State on December 29, 1925.

         (3) Article I of the Certificate of Incorporation of the Corporation is hereby amended to effect a change in the Corporation's name from "McGraw-Hill, Inc." to "The McGraw-Hill Companies, Inc." Article I of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

            "ARTICLE I. The Corporate name shall be:

            The McGraw-Hill Companies, Inc."

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         (4) This Amendment to the Certificate of Incorporation of the
Corporation was properly authorized by vote at a meeting of the board of directors, duly held on January 25, 1995, followed by the vote of the holders of at least a majority of all outstanding shares of Common Stock and $1.20 Convertible Preference Stock, voting together as a single class, entitled to vote thereon on the Annual Meeting of Shareholders of the Corporation duly held on April 26, 1995.

         IN WITNESS WHEREOF, this Certificate has been signed this 26th day of April, 1995.
                                       /s/ Robert N. Landes
                                       ---------------------------------
                                       Robert N. Landes
                                       Executive Vice President

                                       /s/ Scott L. Bennett
                                       ---------------------------------
                                       Scott L. Bennett
                                       Assistant Secretary